Exhibit 10.2

May 24, 2012

Geos Communications IP Holdings, Inc.

c/o Geos Communications, Inc.

430 North Carroll Avenue, Suite 120

Southlake, Texas 76092

Geos Communications, Inc.

430 North Carroll Avenue, Suite 120

Southlake, Texas 76092

Mr. Allan Lyons

c/o Vestal Venture Capital

6471 Enclave Way

Boca Raton, Florida 33496

Re:  Side Letter Agreement

Gentlemen:

Reference is made to the Stock Purchase Agreement (“Purchase Agreement”) entered into by and among Augme Technologies, Inc., a Delaware corporation (“Buyer”), Geos Communications IP Holdings, Inc., a Delaware corporation (the “Company”), Geos Communications, Inc., a Washington corporation (the “Common Stockholder”), and the Preferred Stockholders of the Company.  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

By signing this Side Letter Agreement, each of the parties hereto agrees as follows:

(1)                                  All references in the Purchase Agreement, the Non-Competition Agreement, and any other agreements, letter agreements, certificates, instruments, or other documents relating to, or delivered by the parties hereto or their respective officers, directors and/or representatives in connection with, the transactions contemplated by the Purchase Agreement (collectively, the “Transaction Documents”) to May 22, 2012 are hereby amended to refer to May 24, 2012, which is the date on which the Closing occurred; and

(2)                                  All references in the Transaction Documents to the Closing Date shall be deemed to refer to May 24, 2012.

This Side Letter Agreement may be executed by facsimile and in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Side Letter Agreement.  Facsimile signatures or signatures scanned into portable document format or post script and sent by e-mail shall be deemed original signatures.

Very truly yours,

/s/ Paul R. Arena
Paul R. Arena, as Chief Executive Officer of Buyer

Geos Communications, Inc.

By:	/s/ Chris R. Miltenberger
Name:	Chris R. Miltenberger
Title:	President

Geos Communications IP Holdings, Inc.

By:	/s/ Chris R. Miltenberger
Name:	Chris R. Miltenberger
Title:	President

Preferred Stockholder Representative

/s/ Allan Lyons
Allan Lyons, as Preferred Stockholder Representative

COPY TO:

Foley & Lardner LLP

3000 K Street, N.W., Suite 600

Washington, D.C. 20007

Attention: Jay W. Freedman, Esq.

Chris Miltenberger

c/o D Mobile, Inc.

430 North Carroll Avenue, Suite 120

Southlake, Texas 76092